Exhibit 99.1

Applied Optoelectronics Reports Second Quarter 2016 Results

Sugar Land, Texas, Aug. 4, 2016 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, and fiber-to-the-home markets, today announced financial results for its second quarter ended June 30, 2016.

“We achieved top and bottom-line results well above our guidance and we are pleased with the progress we made during the quarter. Our results were driven by continued strong demand for our market-leading datacenter products, where we generated our fifth consecutive quarter of record revenue, and an improvement in demand for our CATV products,” said Dr. Thompson Lin, Applied Optoelectronics, Inc. founder, president and CEO. “Our improved performance reflects our commitment to operational excellence and I am confident we are on the right path to build on our momentum in the datacenter and CATV markets and achieve our long-term financial objectives.”

Second Quarter 2016 Financial Summary

•	Total revenue was $55.3 million, up 11% compared with $49.6 million in the second quarter 2015 and up 10% compared with $50.4 million in the first quarter of 2016.

•	GAAP gross margin was 31.3% compared with 33.7% in the second quarter 2015 and 28.3% in the first quarter of 2016. Non-GAAP gross margin was 31.4% compared with 33.7% in the second quarter 2015 and 28.3% in the first quarter of 2016.

•	GAAP net income was $0.6 million, or $0.03 per diluted share, compared with net income of $6.1 million, or $0.38 per diluted share in the second quarter 2015, and net loss of $1.3 million, or $0.08 per basic share in the first quarter of 2016.

•	Non-GAAP net income was $2.8 million, or $0.16 per diluted share, compared with non-GAAP net income of $6.1 million, or $0.38 per diluted share in the second quarter 2015, and non-GAAP net loss of $0.6 million, or $0.04 per basic share in the first quarter of 2016.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Third Quarter 2016 Business Outlook (+)

For the third quarter of 2016, the company currently expects:

•	Revenue in the range of $56 million to $59 million.
•	Non-GAAP gross margin in the range of 30.5% to 32%.
•	Non-GAAP net income in the range of $2.9 million to $3.8 million, and non-GAAP fully diluted earnings per share in the range of $0.16 to $0.21 using approximately 18.0 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

Applied Optoelectronics will host a conference call today, Aug. 4, 2016 at 4:30 p.m. Eastern time / 3:30 p.m. Central time for analysts and investors to discuss its second quarter results and outlook for its third quarter of 2016. Open to the public, investors may access the call by dialing (412) 317-6789. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (412) 317-0088 and entering passcode 10089194.

Forward-Looking Information

This press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company’s products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers’ products or their rate of deployment of their products; general conditions in the internet datacenter, CATV or FTTH markets; changes in the world economy (particularly in the United States and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "believe," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit"  or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company’s expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings per share, and other non-GAAP measures like Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross profit, we exclude stock-based compensation expense and non-recurring expenses, if any, from our GAAP gross profit. To arrive at our non-GAAP income (loss) from operations, we exclude all amortization of intangible assets, stock-based compensation expense and non-recurring expenses, if any, from our GAAP net income (loss) from operations. Included in our non-recurring expenses for the periods from 1Q16 to 2Q16 are certain consulting fees, items related to the relocation of our plant in Texas, and realized loss on the maturity of foreign currency investment. To arrive at Adjusted EBITDA, we exclude these same items and, additionally, exclude asset impairment charges, loss (gain) from disposal of idle assets, unrealized exchange loss (gain), interest (income) expense, on a net basis, provision for (benefit from) income taxes and depreciation expense, from our GAAP net income (loss). Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count. We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

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•	We believe that elimination of items such as stock-based compensation expense, non-recurring expenses, amortization and tax is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

Adjusted EBITDA and other non-GAAP measures should not be considered as an alternative to gross profit, income (loss) from operations, net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP. Our Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate Adjusted EBITDA or such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband and fiber-to-the-home markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all three of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley & Chelsea Lish

+1-415-217-7722

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2016	December 31, 2015

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Short term investments	$47,268	$40,679
Accounts Receivable, Net	41,536	38,775
Inventories	59,833	66,238
Other Receivables	2,069	4,121
Prepaid Expenses and Other Current Assets	3,005	4,115
Total Current Assets	153,711	153,928

Property, Plant And Equipment, Net	136,828	109,699
Land Use Rights, Net	825	854
Intangible Assets, net	3,962	3,900
Other Assets	6,040	5,094
TOTAL ASSETS	$301,366	$273,475

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$33,130	$28,668
Accrued Expenses	13,762	11,506
Banker's Acceptance Payable	2,435	2,998
Bank Loan-Short Term	21,525	27,316
Current Portion of Long Term Debt	7,303	3,592
Total Current Liabilities	78,155	74,080

Notes Payable and Long Term Debt	56,040	33,997
Other Long Term Liability	–	–
TOTAL LIABILITIES	134,195	108,077

STOCKHOLDERS' EQUITY
Total Preferred Stock	–	–
Common Stock	17	17
Additional Paid-in Capital	235,338	233,336
Cumulative Translation Adjustment	790	292
Accumulated Deficit	(68,974)	(68,247)
TOTAL STOCKHOLDERS' EQUITY	167,171	165,398

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$301,366	$273,475

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended Jun 30,		Six Months Ended Jun 30,
Revenue	2016	2015	2016	2015
CATV	$9,521	$16,428	$17,252	$28,442
Datacenter	41,280	29,610	80,260	45,926
FTTH	436	1,287	857	1,409
Other	4,017	2,307	7,307	4,089
Total Revenue	55,254	49,632	105,676	79,866

Total Cost of Goods Sold	37,952	32,901	74,121	53,084

Total Gross Profit	17,302	16,731	31,555	26,782

Operating Expenses:
Research & Development	7,814	4,701	16,210	9,506
Sales and Marketing	1,610	1,607	3,290	3,166
General and administrative	5,906	4,534	11,639	9,537
Total Operating Expenses	15,330	10,842	31,139	22,209

Operating Income (Loss)	1,972	5,889	416	4,573

Other Income (Expense):
Interest Income	65	80	166	154
Interest Expense	(450)	(300)	(851)	(425)
Other Income (Expense)	(55)	(132)	(53)	198
Foreign Exchange Gain (Loss)	(877)	687	(545)	1,049
Total Other Income (Expense):	(1,317)	335	(1,283)	976

Net Income (Loss) before Income Taxes	655	6,224	(867)	5,549

Income Tax Benefit (Expense)	(52)	(135)	140	(135)

Net Income (Loss)	603	6,089	(727)	5,414
Net income (loss) per share attributable to common stockholders
basic	$0.04	$0.41	$(0.04)	$0.36
diluted	$0.03	$0.38	$(0.04)	$0.34

Weighted-average shares used to compute net income(loss) per share attributable to common stockholders
basic	17,091	14,936	17,011	14,891
diluted	17,455	15,872	17,011	16,015

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands)

(Unaudited)

	Three Months Ended Jun 30,		Six Months Ended Jun 30,
	2016	2015	2016	2015
GAAP total gross profit	$17,302	$16,731	$31,555	$26,782
Share-based compensation expense	50	19	87	35
Non-GAAP income from gross profit	17,352	16,750	31,642	26,817

GAAP research and development expense	7,814	4,701	16,210	9,506
Share-based compensation expense	154	57	272	111
Non-GAAP research and development expense	7,660	4,644	15,938	9,395

GAAP sales and marketing expense	1,610	1,607	3,290	3,166
Share-based compensation expense	95	54	168	104
Non-GAAP sales and marketing expense	1,515	1,553	3,122	3,062

GAAP general and administrative expense	5,906	4,534	11,639	9,537
Share-based compensation expense	676	404	1,256	800
Amortization expense	112	102	222	202
Non-recurring expense	415	54	588	435
Non-GAAP general and administrative expense	4,703	3,974	9,573	8,100

GAAP total operating expense	15,330	10,842	31,139	22,209
Share-based compensation expense	925	515	1,696	1,015
Amortization expense	112	102	222	202
Non-recurring expense	415	54	588	435
Non-GAAP total operating expense	13,878	10,171	28,633	20,557

GAAP operating income	1,972	5,889	416	4,573
Share-based compensation expense	975	534	1,783	1,050
Amortization expense	112	102	222	202
Non-recurring expense	415	54	588	435
Non-GAAP operating income	3,474	6,579	3,009	6,260

GAAP other income (loss)	(1,317)	335	(1,283)	976
Loss (gain) from disposal of idle assets	40	0	40	0
Unrealized exchange loss (gain)	42	(848)	(368)	(892)
Non-recurring expense	642	153	642	153
Non-GAAP other income (loss)	(593)	(360)	(969)	237

GAAP net income (loss)	603	6,089	(727)	5,414
Amortization of intangible assets	112	102	222	202
Share-based compensation expense	975	534	1,783	1,050
Non-recurring charges	1,057	207	1,230	588
Loss (gain) from disposal of idle assets	40	0	40	0
Unrealized exchange loss (gain)	42	(848)	(368)	(892)
Non-GAAP net income	2,829	6,084	2,180	6,362

GAAP net income (loss)	603	6,089	(727)	5,414
Amortization of intangible assets	112	102	222	202
Share-based compensation expense	975	534	1,783	1,050
Depreciation expense	3,172	2,176	6,019	4,111
Non-recurring charges	1,057	207	1,230	588
Loss (gain) from disposal of idle assets	40	0	40	0
Unrealized exchange loss (gain)	42	(848)	(368)	(892)
Interest (income) expense, net	385	220	685	271
Taxes related to the above	52	135	(140)	135
Adjusted EBITDA	$6,438	$8,615	$8,744	$10,879

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